CERTIFICATE OF MERGER

                                       of

                           ZABIT AND ASSOCIATES, INC.

                                      Into

                                  X-CEED, INC.


                        Pursuant to Section 252(c) of the
                    State of Delaware General Corporation Law


                  The undersigned, being the Surviving Corporation, hereby sets forth as follows:

                  FIRST: The name of the Surviving Corporation is X-ceed, Inc.; its state of incorporation is Delaware.

                  SECOND: The name of the Non-Surviving Corporation is Zabit and Associates, Inc.; its state of incorporation is California.

                  THIRD: An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each constituent corporation in accordance with Section 252(c) of the State of Delaware General Corporation Law.

                  FOURTH: The Certificate of Incorporation of X-ceed, Inc. shall be the Certificate of Incorporation of the Surviving Corporation.

                  FIFTH: The executed Agreement of Merger is on file at the principal place of business of the Surviving Corporation; the address of said principal place of business is as follows: 488 Madison Avenue New York, New York 10022

                  SIXTH: A copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

                  SEVENTH: The authorized capital stock of the Non-Surviving Corporation which is incorporated under the laws of the State of California is 100,000,000 shares of Common Stock, no par value.

                  IN WITNESS WHEREOF, this Certificate is hereby executed this 15th day of September, 1998.

                                               X-CEED, INC.
                                               Surviving Corporation

                                               By: /s/ Werner Haase
                                                   Werner Haase, President





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